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                                                           EXECUTION COUNTERPART

                                 AMENDMENT NO. 1

               AMENDMENT NO. 1 dated as of April 22, 1997, between CENTENNIAL CELLULAR CORP., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"); and CITIBANK, N.A., a national banking association ("Citibank"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

               The Borrower, Citibank and the Administrative Agent are parties to a Credit Agreement dated as of September 12, 1996 (the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by the Lenders to the Borrower in an aggregate principal amount not exceeding $50,000,000. The Borrower, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects and accordingly hereto hereby agree as follows:

               Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

               Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Loan Documents shall be amended as follows:

               2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

               2.02. Section 1.01 of the Credit Agreement shall be amended by amending in their entirety the following definitions to read as follows:

               "'Support Documents' means, collectively, the Subsidiary Guaranty, the Pledge Agreements, such mortgages and/or other security agreements as may be required by Section 5.01(f)(iv) hereof and all Uniform Commercial Code financing statements (and similar registration instruments in other jurisdictions)



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        required by this Agreement, the Subsidiary Guaranty, the Pledge
        Agreements and such mortgages and/or other security agreements to be filed with respect to the security interests created pursuant thereto."

               "'Termination Date' means January 31, 2001 or the earlier date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01."

               2.03. The first sentence of Section 2.01 of the Credit Agreement shall be amended to read as follows:

        "Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender's 'Commitment'); provided that the Borrower shall not be entitled to receive any Advances hereunder if, after giving effect thereto and to any concurrent payment or prepayment of other Debt, the aggregate outstanding principal amount of Advances, and other Debt resulting from all Debt Issuances after the date hereof, would exceed $90,000,000."

               2.04. A new Section 2.01A shall be added to the Credit reading as follows:

                      "SECTION 2.01A Increase in Commitments .

                      "(a) In the event that the Borrower wishes to increase the aggregate amount of the Commitments, it may offer one or more Eligible Assignees (each, an 'Additional Lender') the opportunity to participate in all or a portion of such increase; provided that (i) aggregate amount of the Commitments of all Additional Lenders shall be in an amount not greater than $40,000,000 and (ii) the Borrower shall be entitled to request an increase of the Commitments pursuant to this Section 2.01A not more than once.



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                      "(b) Any Additional Lender which the Borrower selects to
        offer participation in the increased Commitments and which elects to become a party to this Agreement and obtain a Commitment in an amount so offered and accepted by it pursuant to Section 2.01A shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages hereof shall be deemed to be amended to add the name and Commitment of such Additional Lender, provided that amount of the Commitment of each Additional Lender shall be in an integral multiple of $5,000,000 that is greater than or equal to $10,000,000.

                      "(c) If any Additional Lender becomes a Lender pursuant to
        Section 2.01A(b) hereof, on the effective date thereof (the 'Re-Allocation Date'), each Person that is a Lender before giving effect thereto (an 'Existing Lender') shall assign to such Additional Lender, by means of the execution and delivery by such Existing Lender and such Additional Lender of an Assignment and Acceptance, of an interest in the principal of and accrued interest on each of such Existing Lender's Advances in an amount such that, after giving effect thereto, the aggregate principal of and accrued interest on all of the Advances of all of the Lenders shall be held pro rata according the respective amounts of their Commitments. Concurrent with such assignment (and as a condition precedent thereto), each Existing Lender shall receive in consideration for such assignment cash in an amount equal to the aggregate amount of the principal of and accrued interest on the Advances so assigned by it.

                      "(d) Notwithstanding the foregoing, no increase in the aggregate Commitments hereunder pursuant to this Section 2.01A shall be effective unless:

                             "(i) each Additional Lender prior to becoming a
               Lender hereunder shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Lender undertakes a Commitment, and from and after the Re-Allocation Date, such Additional Lender shall be a "Lender" for all purposes of this Agreement;

                             "(ii) the Borrower shall have given the
               Administrative Agent notice of such increase at least


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               five Business Days prior to the Re-Allocation Date;

                             "(iii) The Borrower shall have delivered to the
               Administrative Agent for each Additional Lender a new promissory note of the Borrower in substantially the form of Exhibit A to the Credit Agreement, dated the date of the Notes delivered pursuant to Section 3.01(a), payable to the order of the Additional Lender in a principal amount equal to its Commitment and otherwise duly completed, and each of such promissory notes (the 'New Notes') delivered to the Additional Lenders shall constitute a 'Note' hereunder.

                             "(iv) The Administrative Agent shall have received
               the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:

                             "(A) Certified copies of the charter and by-laws
                      (or equivalent documents) of the Borrower (or, in the alternative, a certification to the effect that none of such documents has been modified since delivery thereof on the Closing Date) and of all corporate authority for the Borrower (including, without limitation, board of director resolutions and evidence of the incumbency of officers for the Borrower) with respect to such increase and the execution, delivery and performance of the New Notes (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

                             "(B) An opinion of Leavy Rosensweig & Hyman,
                      counsel to the Borrower, reasonably satisfactory to the Additional Lender and the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                             "(C) Such other documents as the Administrative
                      Agent or the Additional Lender or special New York counsel to the Administrative Agent may reasonably request."



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               2.05. Section 2.09(b)(i) of the Credit Agreement shall be amended to read as follows:

               "(i) Debt and Equity Issuance. The Borrower shall, on each date on which the Borrower or any Subsidiary (other than a Guarantor) receives any Net Cash Proceeds from any Debt Issuance (other than any Excluded Debt Issuance (as defined below)) or Equity Issuance, prepay the Advances in an aggregate principal amount equal to such Net Cash Proceeds (or, if less, the aggregate unpaid principal amount of all Advances), together with accrued interest to the date of such prepayment on the principal amount prepaid and all amounts then owing under Section 8.04(b) in respect of such prepayment. For purposes of the preceding sentence, 'Excluded Debt Issuance' means a Debt Issuance (other than a Borrowing) the terms of which are not materially more restrictive or burdensome to the Borrower and its Subsidiaries than the terms and conditions hereof if (and to the extent that), after giving effect thereto, the aggregate principal amount of all outstanding Debt resulting from Debt Issuances after the date hereof plus an amount (not less than zero) equal to (A) the aggregate principal amount of all Advances minus (B) $50,000,000 is less than $40,000,000."

               2.06. Section 5.01(f) of the Credit Agreement shall be amended to read as follows:

               "(f)  Additional Post-Closing Covenants.

               (i) In the event that the Borrower or any Subsidiary uses the proceeds of any Advances to purchase any business or any equity interest in any business, then not later than 5 Business Days after the date of such acquisition the Borrower will (A) (unless the Borrower or such Subsidiary purchases a minority equity interest in such business (a 'Minority Equity Interest')) cause all FCC Licenses, if any, so purchased to be held in the name of a special purpose, direct, Wholly Owned Subsidiary of the New Holding Company (as defined below) satisfying the conditions of this paragraph (f) (each such Subsidiary, a 'License Subsidiary'), (B) (unless the Borrower or such Subsidiary purchases a Minority Equity Interest) cause all assets and contract rights, other than FCC Licenses, so purchased to be held in the name of a special purpose, direct, Wholly Owned Subsidiary of the New Holding Company (each such Subsidiary, an 'Operating Subsidiary'), (C) cause each such




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        License Subsidiary and the related Operating Subsidiary to execute and deliver a license management agreement in form and substance satisfactory to the Majority Lenders pursuant to which such Operating Subsidiary will agree to manage, on behalf of such License Subsidiary, the FCC Licenses held by such License Subsidiary, (D) cause all of the capital stock of each License Subsidiary and each Operating Subsidiary and all of the Minority Equity Interests, if any, to be owned by a special purpose, direct Wholly Owned Subsidiary of the Borrower (the 'New Holding Company' and, together with the License Subsidiaries and the Operating Subsidiaries, the 'New Companies'), (E) cause each New Company to become a Guarantor by causing such New Company to execute and deliver an instrument substantially in the form of Annex 1 to the Subsidiary Guaranty and (F) cause the New Holding Company to grant to the Administrative Agent for the benefit of the Lenders to secure the payment of such the New Holding Company's obligations under the Subsidiary Guaranty a perfected pledge, subject to no other Lien, of the capital stock of or other equity interests in such License Subsidiary and such Operating Company, and of all of the Minority Equity Interests, if any, under a Pledge Agreement.

            (ii) The Borrower will not permit any License Subsidiary to become directly or indirectly obligated in respect of any Debt (other than Debt under the Support Documents, or to engage in any line or lines of business activity or to hold any property other than (i) FCC Licenses and (ii) other property not having an aggregate fair market value in excess of $10,000 at any one time.

           (iii) The Borrower will not permit any Operating Subsidiary to become directly or indirectly obligated in respect of any Debt other than (x) Debt under the Support Documents, (y) Debt owing to the New Holding Company and (z) other Debt not exceeding $500,000 in aggregate principal amount at any one time outstanding.

            (iv) Not later than 30 days after following any request by the Administrative Agent, the Borrower shall furnish to the Administrative Agent a list in reasonable detail of all equipment, fixed assets, real property, leases, contracts and other property and rights owned or held by each Operating Subsidiary and, promptly (and in no event more than 10 Business Days) after the Administrative Agent shall request



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        the same, any Operating Subsidiary to execute and deliver, and to cause each of its Subsidiaries to execute and deliver, to the Administrative Agent such mortgages, assignments, security agreements and other instruments from time to time in such form as shall be requested by the Administrative Agent in order to create Liens on such of the property and rights of such Operating Subsidiary as the Administrative Agent may specify.

               (v) In connection with any of the actions required by the foregoing provisions of this Section 5.01(f), the Borrower shall cause to be delivered to the Administrative Agent such corporate documents, legal opinions, governmental and third party consents and other supporting documentation as the Administrative Agent may reasonably request.

               (vi) The Borrower will cause all New Companies to be 'Unrestricted Subsidiaries' under and as defined in the Senior Notes Indenture at all times."

               2.07. The references in the Subsidiary Guaranty (including Annex 1 thereto) and in Exhibit D-1 to the Credit Agreement (including Annex 1 thereto) to "$50,000,000" shall be amended to read "$90,000,000".

               Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Section 4 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said
Section 4 to "this Agreement" included reference to this Amendment No. 1.

               Section 4. Conditions Precedent. As provided in Section 2 above and Section 5 below, the amendments to the Credit Agreement set forth in said
Section 2 shall become effective, as of the date hereof, and the Administrative Agent shall take the actions required by Section 5 hereof, upon the satisfaction of the following conditions precedent:

               4.01. Execution by All Parties. This Amendment No. 1 shall have been executed and delivered by each of the parties hereto, and consented to by each of the Guarantors.

               4.02. Payment of Fees. The Borrower shall have paid to Citibank such fees as it shall have agreed to pay to Citibank in



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connection with the amendments to the Credit Agreement contemplated hereby and shall have paid all commitment fees under the Credit Agreement that have accrued and remain unpaid.

               Section 5. Release of Certain Guaranties and Collateral of the Puerto Rico Companies. Subject to the satisfaction of the conditions precedent specified in Section 4 above, the Administrative Agent shall release the Puerto Rico Companies from their obligations under the Subsidiary Guaranty and shall release any and all capital stock issued by the Puerto Rico Companies pledged to it to secure the obligations of the Borrower hereunder or to secure the obligations of any Puerto Rico Company under the Subsidiary Guaranty. In connection with the foregoing, the Administrative Agent hereby agrees, subject to such conditions precedent, to (i) cause to be assigned, transferred or delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining share certificates evidencing such capital stock held by the Administrative Agent to or on the order of the respective registered owners thereof and (ii) execute and deliver to the Borrower such UCC-3 termination statements and other documents as shall be reasonably requested by the Borrower, not resulting in any direct or contingent liability to the Administrative Agent, necessary to terminate of record such pledges, provided that, the Administrative Agent receives assurances satisfactory to it of its reimbursement by the Borrwer of its costs and expenses incurred in connection therewith.

               Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.


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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed and delivered as of the day and year first above written.

                                CENTENNIAL CELLULAR CORP.


                                By  /s/ SCOTT N. SCHNEIDER
                                   -------------------------
                                    Title: CFO

                                CENTENNIAL BENTON HARBOR CELLULAR CORP.

                                CENTENNIAL BENTON HARBOR HOLDING CORP.

                                CENTENNIAL CELLULAR TELEPHONE COMPANY OF
                                    COCONINO

                                CENTENNIAL CELLULAR TELEPHONE COMPANY OF DEL
                                    NORTE

                                CENTENNIAL CELLULAR TELEPHONE COMPANY OF
                                    LAWRENCE

                                CENTENNIAL CELLULAR TELEPHONE COMPANY OF MODOC

                                CENTENNIAL CELLULAR TELEPHONE COMPANY OF
                                    SACRAMENTO VALLEY

                                CENTENNIAL CELLULAR TELEPHONE COMPANY OF SAN
                                    FRANCISCO

                                CENTENNIAL CLAIRBORNE CELLULAR CORP.

                                CENTENNIAL LAKE CHARLES CELLULAR CORP.

                                CENTENNIAL PUERTO RICO WIRELESS CORPORATION

                                CENTENNIAL WIRELESS PCS OPERATIONS CORP.

                                CENTENNIAL WIRELESS PCS LICENSE CORP.

                                LAMBDA COMMUNICATIONS, INCORPORATED
                                    (INCORPORADO)

                                LAMBDA OPERATIONS CORP.

                                LAMBDA PCS CORP.

                                By  /s/ SCOTT N. SCHNEIDER
                                   -------------------------
                                   Title: CFO



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                                CITIBANK, N.A., individually and as
                                    Administrative Agent


                                By  /s/ MARY S. THOMAS
                                   -------------------------
                                   Title: Attorney-in-Fact




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